Cheetah Oil & Gas Ltd. Belmont Lake Drilling Update #3

Vancouver, British Columbia CANADA, September 8, 2010 Cheetah Oil & Gas Ltd. (COHG -OTCBB), (the "Company" or "Cheetah") provides the following information to update shareholders on Belmont Lake.

BELMONT LAKE 12-4 WELL TO BE COMPLETED AS PRODUCING OIL WELL

The Company is pleased to announce that the well logs and side wall cores indicate that the 12-4 well of the Belmont Lake light oil field will be completed as a producing oil well. Once the well is completed, tied in and producing, the company will provide further details on the actual flow rates.

“We are very excited that the net pay zone appears to be 26 feet of light oil (estimated 29-32 API). The reservoir is excellent with porosity reaching 34% and permeability often over one Darcy.” stated Donald Findlay, President.

The drill rig is now being moved into position to drill the12-5 development well which will offset the just completed 12-4 well in the northern part of the Belmont Lake oil field.

The 12-2 exploration well was drilled to test the southern lobe of Belmont Lake. It successfully intersected the same sand body but the sands were structurally lower by 12 feet and contained gas only. As a result the 12-2 well was plugged.

Future potential development locations for Belmont Lake oil field will be picked after the 12-5 well results are incorporated into a review of the new geologic information from this year’s drilling program.

The Company looks forward to providing shareholders with continuous updates as this year’s field and drilling operations proceed.

About Cheetah:

The Company is a domestic oil & gas producer with its focus on high quality North American oil assets. The Company evaluates corporate opportunities that add value for all stakeholders.

To learn more about Cheetah Oil & Gas Ltd. visit www.cheetahoil.com.

ON BEHALF OF THE BOARD

"Donald Findlay"

Mr. Donald Findlay, President

FOR FURTHER INFORMATION PLEASE CONTACT:

Donald Findlay

(403) 777.9219

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. It is impossible to identify all such factors but they include and are not limited to the existence of underground deposits of commercial quantities of oil and gas; cessation or delays in exploration because of mechanical, weather, operating, financial or other problems; capital expenditures that are higher than anticipated; or exploration opportunities being fewer than currently anticipated. There can be no assurance that expected oil and gas production will actually materialize; and thus no assurance that expected revenue will actually occur. There is no assurance the Company will have sufficient funds to drill additional wells, or to complete acquisitions or other business transactions. Such forward looking statements also include estimated cash flows, revenue and current and/or future rates of production of oil and natural gas, which can and will fluctuate for a variety of reasons; oil and gas reserve quantities produced by third parties; and intentions to participate in future exploration drilling. Adverse weather conditions can delay operations, impact production, and cause reductions in revenue. The Company may not have sufficient expertise to thoroughly exploit its oil and gas properties. The Company may not have sufficient funding to thoroughly explore, drill or develop its properties. Access to capital, or lack thereof, is a major risk. Current oil and gas production rates may not be sustainable and targeted production rates may not occur. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition and other factors which may be identified from time to time in the Company's public announcements and filings.

Cautionary Note to U.S. Investors

In this press release, we have disclosed our proved reserves using the SEC's definition of proved reserves. Proved reserves are estimated quantities that geological and engineering data demonstrate with reasonable certainty to be recoverable in the future from known reservoirs under the assumed economic conditions. Although the SEC now allows companies to report probable and possible reserves, we have elected not to report on such basis. Investors are urged to closely consider the disclosures and risk factors in our Forms 10-K and 10-Q, available from our offices or on EDGAR at www.sec.gov, including the inherent uncertainties in estimating quantities of proved reserves.

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